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                                                              EXHIBIT 10.49

                                               CONFIDENTIAL TREATMENT REQUESTED

                                  CONFIDENTIAL

                        PHOENIX INTERNATIONAL LTD., INC.

                         COOPERATIVE MARKETING AGREEMENT



Siemens Nixdorf Informationssysteme AG ("SNI")

Date: 28/6/97
      -------------------------

(x) Corporation            ( ) Partnership
( ) Limited Partnership    ( ) Limited Liability Company

Country/State of Organization:      Germany
                               ------------------------------------------

Address: Otto-Hahn-Ring 6 - 81739
         Munich
         Germany
         Attention:  ***


This COOPERATIVE MARKETING AGREEMENT (this "Agreement") is entered into as of the date first set forth above (The "Commencement Date") by and between Phoenix International Ltd., Inc., a Florida corporation ("Phoenix"), and the party first identified above as SNI. SNI and Phoenix (jointly "the Parties"), intending to be legally bound, hereby agree as follows:

1. APPOINTMENT. Subject to the terms and conditions of this Agreement, SNI hereby agrees to enter into a cooperative marketing and software licensing and distributorship relationship with Phoenix as set forth in this Agreement and the Addenda attached hereto and listed below (the "Addenda"):

Knowledge Transfer Addendum
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Software License and Distribution Addendum
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2.     DEFINITIONS. As used in this Agreement or Exhibits or Addenda attached hereto, capitalized terms shall have the following meanings:




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*** Omitted pursuant to a request for confidential treatment and filed separately with the Comission.

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       2.1.   Annual Price List means the price list attached hereto as Exhibit
              C containing the recommended license fees agreed to by the Parties, as reviewed and amended by the parties as set forth in
              Section 5 below.

       2.2. Confidential Information means any business, technical or other information furnished or disclosed by one Party to the other Party or discovered by one Party as a result of examination or inspection of facilities or product prototypes of the other Party. Confidential Information shall in all cases include all object and source code, development level documentation, and technical information regarding the Software, products and all marketing and product development information provided by one Party to the other. Information which is disclosed orally will be deemed to be Confidential Information provided that it is identified as confidential at the time of disclosure or reduced to writing, marked as confidential and provided to the other party, within seven (7) days of disclosure.

       2.3. Documentation means the documentation associated with the Software as produced and provided by Phoenix to SNI with the Software, and shall include system documentation and user manuals.

       2.4. Eligible Prospect means a retail bank organized and doing business in the Territory.

       2.5. End Users means customers of SNI who license the Software under an End User License Agreement.

       2.6. End User License Agreement means the form of agreement or agreements applicable to the license of the Software as agreed upon by Phoenix and SNI from time to time. All End User License Agreements shall be in English and shall be governed by the laws of the United States, Germany, the United Kingdom, Holland, or other choice of law acceptable to both Phoenix and SNI. SNI's standard End User License Agreement is currently attached as Exhibit D and has not been negotiated between Phoenix and SNI. The parties shall use their best efforts to agree upon a standard form of End User License Agreement within a reasonable period of time.

       2.7. Intellectual Property Rights means all copyrights and design rights, whether registered or unregistered, patents, patent applications, patent registration rights, know-how, trade secrets, Confidential Information, and other intellectual property related to or arising in the Software or Documentation, including all applicable architecture, designs, modules, routines, programming, command structures, interfaces, and any Modifications thereto.

       2.8 Maintenance and Support Agreement means the form of agreement or agreements applicable to the maintenance and support of the Software by SNI for End Users as set forth in Exhibit E, or as otherwise agreed upon by Phoenix and SNI from time to time. SNI's standard Maintenance and Support Agreement is currently attached as Exhibit E and has not been negotiated between Phoenix and SNI. The parties shall use their best efforts to agree upon a standard form of Maintenance and Support Agreement within a reasonable period of time.

       2.9. Modification means a work which is based upon the Software, such as a revision, modification, translation, abridgment, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted, and shall include any work that incorporates or is combined with such a preexisting work or any portion thereof.



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       2.10.  Modify means, with respect to any of the Software, to make a
              Modification.

       2.11. New Release means a release of any of the Software to introduce changes or additions to the Software for purposes of error correction or enhancement of functionality, performance, or features. A New Release is identified by a change in the digit(s) to the right of the first decimal point in the Software version number, such as 2.1 following 2.0 or 2.1.1 following 2.1.0.

       2.12. Related Expenses mean all reasonable travel, meal, lodging and other living expenses and all expenses for materials or equipment incurred by Phoenix in the provision of services or otherwise in the performance of its duties hereunder. Prior to incurring any expense, Phoenix shall obtain the approval of SNI.

       2.13. Software means the Phoenix software set forth in Exhibit A attached hereto, as such Exhibit may be amended from time to time in writing. The Software means the object code of the Software only, along with all Modifications and New Releases provided to SNI hereunder.

       2.14. Territory means the regions and countries set forth in Exhibit B, as such regions and countries exist as of the date of this Agreement. The Territory may be amended from time to time in writing by agreement of the parties.

       2.15. Trademarks means the trademarks, service marks, and trade names used by Phoenix in connection with its Software, products and services as listed on Exhibit F.

       2.16. SNI shall mean SNI, Siemens AG, and those subsidiaries that are at least 50% owned by SNI or Siemens AG.

3.     LICENSE

       3.1. License Grant. Subject to the terms of this Agreement, and only as appropriate under the attached Addenda, Phoenix hereby grants to SNI the following rights and licenses to use the Software at its premises within the Territory:

              a. To use the Software as specifically allowed under the terms of this Agreement and any Addenda;

              b. Subject to completion of training, to use the Software for back up, demonstrations, and evaluations involving Eligible Prospects; and

              c. To use the Trademarks, provided, however, that such use shall be subject to reasonable advertising and promotion guidelines which Phoenix may provide from time to time. Phoenix reserves the right to disallow any use of the Trademarks which would in any way, in Phoenix's opinion, harm the validity or value of the Trademarks.

       3.2.   Restrictions. SNI shall not:

              a. Copy or reproduce the Software in any manner whatsoever except as reasonably necessary for demonstration, marketing, backup and archival purposes, or as otherwise permitted in attached Addenda;



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              b.     Provide the Software to any third party except (i) to an
                     affiliated corporation as defined in Clause 2.16 or (ii) within the Territory and pursuant to a fully executed End User License Agreement;

              c. Use the Software in production for the benefit of any third party, except as otherwise allowed in Addenda attached hereto or as otherwise provided by written agreement signed by both Parties; or

              d. Use the Software or Documentation or any Confidential Information that it may acquire in connection with this Agreement to:

                     (i) develop, have developed, support or invest in the development of any product which has entirely or partially the same material functions as any of the Software;

                     (ii) develop, have developed, support or invest in the development of any product which is competitive with the Software; or

                     (iii)  sell competing products or services.

4.     TERM

       4.1. Term and Renewal. This Agreement shall become effective on the Commencement Date and shall continue for an initial period of three (3) years. This Agreement shall automatically renew thereafter for subsequent one year (1) periods, unless and until terminated by either party, in its discretion, by written notice at least ninety (90) days prior to the end of the then current term. Either Party may terminate this Agreement at any time on at least thirty (30) days' prior written notice if the other Party materially breaches its obligations hereunder and has not remedied such breach within fifteen (15) working days of receiving such notice. Notwithstanding the termination of this Agreement, Phoenix shall continue to be entitled to any fees earned prior to such termination.

       4.2. Survival. Notwithstanding termination of this Agreement for any reason, Sections 12 (Title to Intellectual Property), 13 (Confidentiality), 15 (Employees), and 17 (General), and all other provisions which by their nature or necessary implication ought or were intended to continue to have effect, shall continue to have effect in accordance with their terms. End User License Agreements granted prior to the date of such termination shall continue in effect , subject to the provisions of Section 4.4 below.

       4.3.   Actions Upon Termination. Except as otherwise permitted under
              Section 4.4, upon termination of this Agreement SNI shall:

              a. Promptly cease to, sub-license, market or promote the Software;

              b. Return all copies of the Software in the possession of SNI to Phoenix and shall cease using the same for any purpose whatsoever except as otherwise expressly allowed herein or in Addenda hereto (including to support End Users pursuant to Section 4.4 below);

              c. for a period of six (6) months following termination, refer to Phoenix all new prospective customers and all inquiries received by it relating to the Software;



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       d.     Return and deliver to Phoenix, or cause to be returned and delivered to Phoenix, or destroy all memoranda, notes, reports, documents or media relating to or containing Confidential Information, including any copies or extracts thereof as appropriate, except for those documents required to be retained by law or needed for SNI to carry out its rights as set forth in
              Section 4.4 below.

       e. Certify its compliance with this Section upon the written request of Phoenix.

4.4. End User Support. Notwithstanding the foregoing, provided that (i) SNI remains in compliance with the confidentiality, license, intellectual property rights, and payment terms of this Agreement, (ii) continues to meet its maintenance and support obligations to End Users in compliance with Maintenance and Support Agreements in place, and (iii) continues to pay Phoenix its percentage of all fees received for such services as provided herein, SNI may:

       a. continue to provide support and maintenance to End Users under Maintenance and Support Agreements entered into prior to termination of this Agreement,

       b. for a period of six (6) months following termination, be entitled to fulfill its obligations for any quotes or proposals for the Software that were outstanding at the date of termination of this Agreement;

       In the event that SNI breaches the terms of any such agreement with an End User regarding the Software, or fails or refuses to provide support thereunder in accordance with its terms, Phoenix may assume any such agreement, and SNI shall assign its rights under such agreement to Phoenix, so that Phoenix may provide, or provide for the provision of, such services.

5.     ANNUAL PRICE LIST.

       Attached hereto as Exhibit C is the current Phoenix Annual Price List which contains the recommended license and maintenance fees for the Software and Phoenix's professional service fees for the Territory. The parties shall review and adjust the Annual Price List annually to reflect changes in expenses, business environment, and other factors as reasonable or necessary. If the parties cannot reach agreement on changes to the Annual Price List within 30 days of the anniversary date of this Agreement, then the Annual Price List review shall be escalated to the respective managing director of each Party, or to a nominated representative of the managing director to agree any changes. Once agreed, the revised Price List will immediately be made part of this Agreement.

6.     OBLIGATIONS OF SNI

       6.1. Customer Contacts. During the term of this Agreement, both Parties shall work exclusively together with respect to any business opportunity first presented by the other Party for the Software. Notwithstanding the foregoing, if within a reasonable time following the issuance of a Request for Information or Proposal or similar event, Phoenix is requested by a potential customer to work with another vendor, or if Phoenix is requested by another vendor to jointly respond to an RFP presented by a potential customer to such vendor, then Phoenix shall be allowed to work with such other vendor, provided that Phoenix will also work with SNI in such a situation if SNI had a working relationship with the customer and presented the customer to Phoenix before the customer makes such a request. In such a




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              situation, Phoenix will not offer terms for such customer to such other vendor which are more favorable than the terms which have been offered to SNI.

       6.2. Qualified Resources and Personnel. SNI shall employ suitably qualified and trained personnel in order to perform its obligations hereunder, and under any End User License Agreement, Maintenance and Support Agreement, or other agreement with an End User related to the Software. SNI shall at its own expense obtain, license, and maintain the hardware, network, software, database management systems, and telecommunications resources necessary to support its contractual obligations hereunder and any support and maintenance obligations in place with its End Users.

       6.3. End User Vendor Selection. SNI will allow each End User to select the hardware system it will use with the Software, subject only to its certification of compatibility by Phoenix, and SNI will, if requested, facilitate the procurement and support of such systems. If such request is made by an End User, SNI and Phoenix will work in conjunction with third party hardware vendors selected by such End User who will provide, as required by the End User, additional services to the End User, including, without limitation, systems integration, software development and modification, consulting, implementation, support and/or maintenance services.

       6.4. End User Compliance. SNI shall inform Phoenix of all known breaches by End Users of their agreements with Phoenix or SNI.

       6.5. Notices, Logos, and Marks. SNI shall not alter, erase or obscure any notices, legends, or Trademarks, or alter any indications of ownership such as copyright, serial number or any other designations or security provisions featured on copies of the Software and Documentation, and shall include all such features on all copies of the Software and Documentation made by SNI.

       6.6. Copies of Materials. Upon written request by Phoenix, SNI shall send to Phoenix copies of requested advertising, marketing, and product material related to the Software created or to be used by SNI.

       6.7. Legal Compliance. SNI shall insure compliance with all laws, including without limitation, tax, import, and export laws governing the conduct of business in the Territory or in any country in which SNI operates or markets or sells the Software. SNI shall indemnify and hold Phoenix harmless from and against any and all claims, loses or damages arising out of or related to SNI's failure to comply with such laws. Without limiting the foregoing, SNI shall:

              a. Not ship, export or re-export the Software or Documentation or any Phoenix product, information or service to any country or territory without the prior written approval of Phoenix, which approval will not be unreasonably withheld.

              b. Notify its directors, officer, employees and agents that, with respect to the subject matter of this Agreement, no person shall make any payment or gift to any employee, officer, or representative of any governmental agency or instrumentality or any foreign political party, where such payment would constitute a kickback, bribe, or illegal payment.


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7.     MAINTENANCE AND SUPPORT OBLIGATIONS

       7.1. End User Maintenance and Support Agreements. SNI shall offer maintenance and support services to End Users and shall use its best efforts to ensure that each of its End Users signs a Maintenance and Support Agreement for the Software, each of which shall take effect no later than one hundred and eighty (180) days after delivery to the End User of the Software and have a minimum term of five (5) years.

       7.2. Phoenix Support to SNI. In exchange for the Maintenance and Support Fees and the Maintenance Fee Royalties due from SNI as set forth in the Software License and Distribution Addendum, Phoenix shall provide 2nd level support and maintenance to SNI (for itself and for the benefit of End Users with Maintenance and Support Agreements) for the then current release of the Software and, for six (6) months following delivery of a New Release, for the immediately preceding release of the Software as follows:

              a. When SNI becomes aware of an apparent bug, fault, or other defect in the software (an "error"), it will request Phoenix to investigate it. SNI shall, upon request, provide to Phoenix a listing of output and any other data or information that Phoenix may require in order to reproduce the error and the operating conditions under which the error occurred or was discovered. Phoenix shall use all commercially reasonable efforts to find corrections or work-arounds for errors of which it is informed by SNI within a reasonable period from the date of notification. Fixes for material errors shall be included, to the extent reasonable possible, in the next New Release of the Software. If, in the opinion of an End User and SNI, an error renders an End User unable to perform absolutely necessary business transactions, Phoenix shall begin investigation to find a correction or work-round for the error within four (4) working hours. All support provided to SNI by Phoenix shall be through telephone conference, remote diagnostics and error correction at Phoenix's offices. On-site service, if required, shall not be covered by the Maintenance and Support Fee, and shall be performed by Phoenix on a time and materials basis at the rates set forth in the Annual Price List plus Related Expenses.

              b. Upgrades. Phoenix shall provide, to SNI at no additional cost, a copy of each New Release of the Software as Phoenix may from time to time issue to its customers generally. SNI may provide such new releases only to End Users during their initial Warranty Periods and to End Users for whom Phoenix has been paid Maintenance Fee Royalties as set forth in the Software License and Distribution Addendum. Phoenix shall provide reasonable telephone support to SNI to assist in the installation and operation of each New Release. For any particular New Release to operate properly, all prior New Releases must have been installed.

7.3. SNI Customer Support. Phoenix authorizes SNI to, and SNI shall, under the terms of the Maintenance and Support Agreements, provide Level 1 Customer Support to End Users, either directly or through an affiliated company as defined in Section 2.16 above. Level 1 Support shall include:

       a.     a contact point - (regional hot-line).
       b. resolving questions about configuration and operation of the Software.
       c. determining whether reported problems are faults in the Software or not.
       d. logging and documenting all support calls and collecting initial diagnostic information.




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       e.     reporting identified and documented errors to Phoenix via SNI
              Competence Centres.
       f. delivery of resolutions to the customer, including the dispatch and, if applicable, the installation, of corrections or corrected releases for End User.

7.4. Phoenix Support of End Users. Phoenix shall provide Level 2 Support to SNI or, if problems cannot be resolved by working with SNI, SNI End Users. Level 2 Support shall consist of the investigation, resolution, and testing of system-level (i.e. non-user-related) problems which cannot be resolved by Level 1 Support. Level 1 SNI personnel shall escalate such problems to Level 2 Phoenix personnel and shall support Level 2 personnel in the resolution of the problem by gathering required information and data from the customer. Problems shall be classified and response times for classifications shall be as follows:

       a. Critical - Critical problems prevent a customer from conducting normal business operations. Phoenix shall respond to Critical problems within 1 hour. Phoenix will use reasonable efforts to resolve Critical problems within one business day.

       b. High - High problems have a serious impact on operations, but do not prevent the conduct of business. Phoenix shall respond to High problems within 4 hours. Phoenix will use reasonable efforts to resolve High problems within two business days.

       c. Medium - Medium problems are inconvenient but do not cause disruptive problems. Phoenix shall respond to Medium problems within one business day. Phoenix will use reasonable efforts to resolve Medium problems within five business days.

       d. Low - Low problems are cosmetic but not functional. Phoenix shall respond to Low problems within one business day. Phoenix will resolve Low problems as soon as reasonably convenient.

8. SOURCE CODE. Phoenix will remain the point at which all developments associated with the source code are maintained. Neither SNI, its subsidiaries nor its End Users shall be entitled to the source code of the Software, except as otherwise set forth herein. Phoenix shall escrow the source code for the Software for the benefit of SNI as set forth in the Escrow Agreement attached hereto as Exhibit H.

9.     PHOENIX'S OBLIGATIONS

       9.1. Copies of the Software. Phoenix shall provide SNI with a reasonable number of copies of the Software and Documentation as necessary for SNI to market the Software and fulfill its obligations and exercise its rights hereunder. All Software and Documentation shall be provided in English.

       9.2 Delivery. Phoenix shall supply the Software and Documentation to SNI Competence Centres within thirty (30) days from the Commencement Date.



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10.    WARRANTY

       10.1. Phoenix warrants that Phoenix is the owner of all rights, title, and interest in and to the Software and Documentation or has appropriate licensing rights therefore, and that there are, to the best of Phoenix's knowledge, no claims, disputes, or proceedings pending or anticipated which affect either the rights granted to SNI hereunder or the warranties and representations made to SNI hereunder.

       10.2. Phoenix agrees to defend, indemnify and hold SNI and its End Users harmless from any claims, proceedings, cost, expenses, damages, penalties, and losses (including reasonable attorney fees) resulting from any breach of the above warranty in this Section 10, provided that SNI:

              a. notifies Phoenix of such claim, dispute, or proceeding within thirty (30) days of SNI's knowledge thereof;

              b. provides Phoenix with the sole authority, as far as legally possible, to defend and settle such claim(s), dispute(s), or proceeding(s) with counsel of Phoenix's choice (SNI may participate at its costs with counsel of its choice); and

              c. cooperates as reasonably requested by Phoenix at Phoenix's expense.

       10.3. Independent of the foregoing, in case of justified infringement claims of a third party, Phoenix shall use its best reasonable efforts to either,:

              a. acquire from such third party a license grant for the intellectual property rights in question at Phoenix's cost and procure for SNI the right to continue to use, distribute and market the Software and Documentation pursuant to the rights granted herein, or

              b. replace or modify such infringing Software and/or Documentation in a way that they shall not be deemed any longer to constitute such infringement, or

              c. take back such infringing Software and/or Documentation on SNI's request and reimburse the related license fee to SNI less a reasonable depreciation for the intermediate commercial use of the Software based on a five year working life of such Software and/or Documentation.

       10.4. The indemnification shall not apply (i) where the infringement is caused by modification of the Software made by SNI, or (ii) where the infringement is caused by any use of the Software in combination, operation or use with any machine, program or other material not stated in the Documentation or approved by Phoenix for use with the Software.



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         10.5.    This section 10 represents the exclusive remedy for SNI
                  against Phoenix for infringement of third Party rights to the Software, Documentation, or any component thereof.

11.    WARRANTIES, LIMITATIONS AND LIABILITY

       11.1. Phoenix warrants that the Software and Documentation delivered by Phoenix to SNI will perform substantially in accordance with the Documentation. SNI's remedy for any breach of such warranty shall be repair or replacement of the non-conforming software. In the event any errors or divergence are discovered within one hundred and eighty days (180) after delivery of Software and Documentation to SNI ("Warranty Period"), SNI will use its reasonable efforts to isolate and analyze such errors or divergence during the warranty period before advising Phoenix of the errors and requiring Phoenix's technical involvement to correct such errors. Phoenix agrees to correct such errors at Phoenix's costs and expense within the timeframe, classification, and error levels as stated in Exhibit E.

       11.2. Phoenix warrants that neither use nor functionality of the Software will be limited, restricted, or otherwise impaired by the calendar change due to the beginning of the new century (generally known as the year 2000 problem).

       11.3. Phoenix shall not be responsible under this Section 11 for fixing any errors of Software caused by or resulting from any modification of the Software not made or authorized by Phoenix, or caused by use of the Software with hardware or operating environments which have not been approved by Phoenix for use with the Software.

       11.4. The foregoing warranties of Phoenix are in lieu of all other warranties, express or implied, including, without limitation, any warranty of merchantability or fitness for a particular purpose. The same applies mutatis mutandis for SNI.

       11.5. With the exclusion of willful or gross negligent conduct, Phoenix and SNI exclude vis-a-vis each other any liability for indirect or consequential damages including, but not limited to, interruption of business, loss of profit, loss of data or restoration of data.

       11.6. With the exclusion of claims for personal injury or for willful or grossly negligent acts or for misappropriation or infringement of Intellectual Property Rights or equivalent claims, Phoenix's liability to SNI for damages arising hereunder for any cause whatsoever shall be limited (i) per event to *** for the products or services out of which such liability arose and (ii) per End User to ***.

       11.7. With the exclusion of claims for personal injury or for willful or grossly negligent acts or for misappropriation or infringement of Intellectual Property Rights or equivalent claims, SNI's liability to Phoenix for damages arising hereunder for any cause whatsoever shall be limited (i) per event to *** for the products or services out of which such liability arose and (ii) per End User to ***.

       11.8. Phoenix shall indemnify SNI and its distributors and/or End Users against any liability arising out of personal injury attributable to Phoenix or its products, unless and insofar as such liability is based on willful or negligent misconduct of SNI or its distributors and/or End Users.


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*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

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12.    TITLE TO INTELLECTUAL PROPERTY

       All right title and interest in and to all copies of the Software and Documentation and all Intellectual Property Rights pertaining thereto shall vest exclusively with Phoenix, including the Intellectual Property Rights in all Modifications and other related works created by or for Phoenix, SNI, or any End User, including their personnel and permitted agents or contractors. To the extent that such rights do not automatically vest with Phoenix, SNI agrees to and hereby does assign such rights to Phoenix, and shall execute such instruments as may be necessary to effect such assignment. To the extent Modifications are produced by or under the supervision of SNI with the approval of Phoenix, Phoenix hereby grants to SNI a non-transferable, and royalty free license to reproduce, license and distribute such Modifications, but only to the extent they are marketed and licensed or sold to End Users for use solely with duly licensed versions of the Software pursuant to End User Licenses in effect with Phoenix. Output and report formats created by SNI or any End User shall by owned by SNI or such End User, provided that Phoenix shall have a royalty free license to reproduce, license, and distribute such formats in conjunction with the Software. SNI shall assist Phoenix, at its reasonable request, in perfecting and maintaining Phoenix's rights in the Software, including trade secrets and copyrights as applicable.

13.    CONFIDENTIALITY

       13.1. Non-Disclosure. Except as otherwise provided herein or as allowed by the prior written consent of the parties, for the term of this Agreement and for a period of three (3) years following the termination of this Agreement, each Party shall (a) receive all Confidential Information of the other in strict confidence, (b) use the same degree of care which it uses to protect its own confidential information to maintain the confidentiality and secrecy thereof, (c) disclose the Confidential Information, and permit the Confidential Information to be disclosed, only to its employees who need access to the Confidential Information to carry out the terms and intent of this Agreement, and (d) use the Confidential Information only in furtherance of its rights and obligations set forth in this Agreement. Both Parties shall keep confidential the terms and conditions of this Agreement, but not its existence, and all other information which is designated in writing as confidential by one party to the other. Notwithstanding the foregoing, Phoenix and SNI may make such disclosures as may be required by order of a court of competent jurisdiction, administrative agency or other government body, or by law rule or regulation, provided, however, that to the extent possible, each Party gives the other Party prior written notice of such requirement and assists the other party in its efforts to oppose such requirement. Both Parties may make any disclosure of this Agreement as may be required by applicable securities laws as determined by the affected Party with the assistance of counsel.

       13.2. Exclusions. Confidential Information shall not include any information (a) which at the time of disclosure to the receiving party is in the public domain or thereafter enters the public domain for reasons not attributable to any act or omission of the receiving party in breach of its obligations hereunder, (b) which receiving party can show was in the possession of receiving party prior to the disclosure thereof to receiving party by the other party , or (c) which the receiving party can show is acquired by receiving party from an independent third party who does not thereby breach an obligation of confidence to the other party and who discloses it in good faith.

14. EXPORT CONDITIONS AND RESTRICTIONS. Phoenix and SNI shall cooperate to condition licenses granted within and without the Territory, to require changes to new End User License Agreements, and to make changes to the Software and Documentation to the extent that Phoenix, in its reasonable judgment, determines that such changes may be necessary or advisable for the protection of the Software and Documentation and Phoenix's Intellectual Property Rights therein. SNI may not export the Software outside of the Territory nor contact any prospective End User outside of the Territory without Phoenix's prior written approval, which may be granted or withheld in Phoenix's sole discretion.

15. EMPLOYEES. Barring prior agreement of the other Party, during the term of this Agreement and for a period of twelve (12) months thereafter, neither Party will directly or indirectly solicit for employment or employ any employee of the other directly working with the other Party in fulfilling obligations under this Agreement without the prior written consent of the other.

16. ARBITRATION. In the event a claim, controversy or dispute between Phoenix and SNI arises out of or in connection with this Agreement or the transactions and business contemplated hereby, including the validity, construction or enforcement thereof, either party may demand that such matter be submitted to final and binding arbitration before a single arbitrator selected by the parties in accordance with the then-existing rules of the International Chamber of Commerce, Paris. The site of all arbitration proceedings shall be Zurich, Switzerland , unless Phoenix and SNI agree in writing to another site. The procedural laws of Zurich shall apply where the ICC rules are silent. All arbitration proceedings and records shall be in English. Issuance of an arbitration demand shall suspend the effect of any default entailed by such claim, controversy or dispute and any judicial or administrative proceedings instituted in connection therewith, for the duration of the arbitration proceedings. If Phoenix and SNI cannot agree on the identity of a single arbitrator within five (5) days of receipt of the arbitration demand, each of them shall appoint one (1) arbitrator and the party appointed arbitrators shall appoint a third arbitrator within five (5) days of their appointment. The arbitrator or arbitrators shall determine whether a default has occurred, and shall deliver its or their decision within sixty (60) days of the date of receipt of the arbitration demand, specifying such remedy (including money damages) and shall (a) fully implement the intent and purposes of this Agreement and (b) indemnify and hold harmless the non-breaching party from all losses, costs and expenses (including costs of arbitration and reasonable attorneys' fees) resulting from the default. Limitation of Phoenix's rights in the Software, the Documentation, or any associated intellectual property rights may not be awarded under any circumstances. The right to demand arbitration and to receive damages and obtain other available remedies as provided hereunder shall be the exclusive remedy in the event an arbitration demand is made. The arbitrators shall specify the basis for their decision. The arbitrators shall not award any punitive damages. The decision of the arbitrators shall be considered as a final and binding resolution of the dispute, shall not be subject of appeal, and may be entered as a judgment in any court of competent jurisdiction. Phoenix and SNI hereby consent to the enforcement in the courts of each country in the Territory and the United States of any arbitral judgement or award rendered pursuant to this Section.

17.    GENERAL

       17.1. No Authority to Bind the Other Party. The parties to this Agreement are independent contractors and, except as provided in this Agreement or otherwise in a writing signed by both Parties, neither Party is authorized to act on behalf of the other or to bind the other. This Agreement does not establish any relationship of agency, partnership, or joint venture. Each party shall bear responsibility for its own employees, including terms of employment, wages, hours, tax withholding, required insurance, and daily direction and control. Except as otherwise set forth in an Addendum, the relationship created hereunder is non-exclusive as to each party.

       17.2. Successors and Assigns. Except to Siemens AG and except as otherwise provided in this Agreement, neither Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party. Any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the permitted successors and assigns of the Parties hereto.

       17.3. Governing Law; Jurisdiction. The construction and interpretation of, and the rights and obligations of the Parties pursuant to this Agreement shall be governed by the laws of the State of Florida, USA, and the federal laws of the United States.

       17.4. Force Majeure. Neither Party shall be liable for any failure of or delay in the performance of this Agreement for the period that such failure or delay is due to acts of God, public enemy, civil war, strikes or labor disputes, or any other cause beyond the parties' reasonable control. Each Party agrees to notify the other party promptly of the occurrence of any such cause and to carry out this Agreement as promptly as practicable after such cause has terminated.

       17.5. Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, such provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

       17.6. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of service if served personally on the Party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission;
              (iii) on the day of delivery if by FedEx, DHL, or similar courier service; or (iv) upon receipt if sent otherwise. Notices shall be addressed to the applicable party as set forth below unless an alternate address has been provided in writing in conformance with this provision:

              If to Phoenix:

              Phoenix International Ltd., Inc.
              500 International Parkway
              Heathrow, Florida 32746
              Attention: Raju M. Shivdasani
              Facsimile: (407) 548-5299

              If to SNI, attention Mr. Juergen Frischmuth the address first set forth above.

       17.7. Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any Party of a condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as furthering or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

       17.8. Public Announcements. Neither Party shall make any press release or public announcement concerning this transaction without the prior written approval of the other Party unless a press release or public amendment is required by law or by regulations binding upon any of the Parties of their affiliates, in which case, the disclosing Party agrees to give the non-disclosing Party prior notice and an opportunity to comment on the proposed disclosure.

       17.9. Entire Agreement. This Agreement contains the entire understanding between the Parties hereto with respect to the transactions contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All schedules and addenda hereto and any documents and instruments delivered pursuant to any provision hereof and agreed in writing are expressly made a part of this Agreement as fully as though completely set forth herein. The rights of the Parties are only as set forth herein, and there are and shall be no implied rights or obligations whatsoever.

       17.10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which shall constitute the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


Phoenix International Ltd., Inc.:       Siemens Nixdorf Informationssysteme AG:


By: /s/ Bahram Yusefzadeh               By:
   ------------------------------          ------------------------------
Signature                               Signature

Bahram Yusefzadeh
---------------------------------       ---------------------------------
Name (Print)                            Name (Print)

Chairman & CEO
---------------------------------       ---------------------------------
Title                                   Title

/s/ Raju M. Shivdasani
---------------------------------       ---------------------------------
Witness                                 Witness

                           KNOWLEDGE TRANSFER ADDENDUM



                                                      Date: 28/6/97
                                                            ----------------

This Addendum provides additional terms defining the relationship between SNI and Phoenix. The terms and conditions contained herein are in addition to those contained in the applicable Cooperative Marketing Agreement. If any terms contained herein are inconsistent with the terms of the Cooperative Marketing Agreement, this Addendum shall control.

1. Technical Training. Phoenix shall provide technical training in Orlando to SNI's personnel in the installation, implementation, use, maintenance, and support of the Software, as more particularly set forth in the Education Program attached hereto as Exhibit G. Phoenix shall provide *** technical training days at *** providing the technical training is completed within *** from the Commencement Date. Thereafter SNI shall pay Phoenix for all technical training ***. Wherever possible and practical initial technical training will be performed in conjunction with End User training days.

2. Sales Training. Phoenix shall provide *** days of sales training in Europe at ***. Initial sales training shall be provided by ***. SNI shall however be responsible for the travel and out of pocket expenses incurred during this initial sales training. SNI to advise location, number of attendees and date. SNI will be responsible for providing appropriately configured hardware for the sales training course.

3. Additional License. Once the training has been completed, SNI shall have the additional right and license to use the Software for the purpose of providing support to End Users as set forth herein.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Phoenix International Ltd., Inc.:       Siemens Nixdorf Informationssysteme AG


By:  /s/ Bahram Yusefzadeh              By: /s/ S.D. Gray
   ------------------------------           -----------------------------
Signature                               Signature

B. Yusefzadeh                           S.D. Gray
---------------------------------       ---------------------------------
Name (Print)                            Name (Print)

Chairman & CEO                          Director - Strategic Alliances
---------------------------------       ---------------------------------
Title                                   Title

/s/ Raju M. Shivdasani
---------------------------------       ---------------------------------
Witness                                 Witness





------------------------------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                  SOFTWARE LICENSE AND DISTRIBUTION ADDENDUM
                    SIEMENS NIXDORF INFORMATIONSSYSTEME AG

                                                     Date: 28/6/97
                                                          ---------------------

This Addendum provides additional terms defining the relationship between SNI and Phoenix. The terms and conditions contained herein are in addition to those contained in the applicable Cooperative Marketing Agreement. If any terms contained herein are inconsistent with the terms of the Agreement, this Addendum shall control.

1. Marketing. Phoenix hereby grants to SNI the semi-exclusive right and license, subject to the restrictions set forth herein, to market the Software to Eligible Prospects within the Territory. SNI shall use its best efforts to identify and introduce Eligible Prospects to Phoenix and to demonstrate the Software to such Eligible Prospects. Semi-exclusive shall means that, in each country in the Territory, Phoenix shall not authorize more than *** distributors or sales agents in addition to SNI.

2.     Distribution License

       a. Phoenix hereby grants to SNI the right and license to sub-license and distribute the Software to End Users for use within the Territory.

       b. SNI shall require each End User to enter into an End User License Agreement with SNI prior to delivery or distribution of the Software to such End User. SNI may sub-license the Software to End Users upon different terms and conditions other than those set forth in the End User License Agreement, subject to i) Phoenix written approval of such amended terms and conditions ii) SNI bearing all the risk and liability arising because such terms go beyond or below the provisions of the standard End User License Agreement.

3. Competence Centres. SNI shall set up two Competence Centres for the Software, one in Europe and the other in the Asia Pacific Region. These centres will be the focus for daily operational contact with the Phoenix development team and will support the other SNI subsidiaries. SNI may seek to extend the number of competence centres on a regional basis. The SNI Competence Centres will remain the focus points for SNI/Phoenix Product development, co-operation and support. The license fee set forth herein is for the use, license and support of the Software at these two competence centres. Additional locations shall require additional fees.

4.     ORDER CYCLE

       4.1. Whenever SNI signs an End User License Agreement for the Software or receives an order for such a license, SNI Competence Centre shall give written notification to Phoenix of the following information within ten (10) business days :

              (a)    the Software modules required.
              (b)    the number of licenses and branch licenses.
              (c) the hardware platform, operating system, third party products and relevant versions.


------------------------------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

              (d)    the required delivery time.
              (e) the name of the End User and location of the premises at which the Software is to be used, including a contact name.
              (f)    the name of a contact at the SNI Subsidiary.
              (g) the base and branch license fees and maintenance fees, if any, due from such End User.

              Phoenix shall acknowledge such order in writing to such SNI Competence Centre within ten (10) business days. Its acknowledgment shall include a delivery date.

       4.2. After receipt of the written order from SNI Competence Centre, Phoenix shall produce a license certificate, an installation kit, and printed copies of the Documentation, and shall ship the foregoing to the appropriate SNI Competence Centre, which shall be responsible for shipment to the End User.

       4.3. When importing a Product or enhancement hereunder obtained from Phoenix, SNI shall be responsible for ensuring compliance with any import laws and regulations in the respective country. Where the importer cannot obtain the necessary import license then it shall be excused performance of this Agreement in relation to that particular country and this Agreement shall continue with that country removed from the related Territory. Unless otherwise specified by Phoenix, SNI shall consider that the Software is not export restricted under US law.

5. Copies of Software and Documentation. SNI shall be responsible for delivering the requisite number of copies of the Software and Documentation to each End User as set forth in valid End User License Agreements.

6. Collection of Fees. SNI shall be responsible for invoicing and collecting all fees due from End Users within the Territory. Phoenix shall invoice SNI for all fees due Phoenix and SNI shall pay all such fees within 30 days upon receipt of such invoices.

7.     Fees.

       7.1. SNI License Fee. SNI shall pay to Phoenix a license fee of *** for the rights granted hereunder and for delivery of the current version of the Software, which shall be fully earned and billable upon execution of this Agreement and paid by SNI within 30 days following receipt of Phoenix's invoice. Such fee shall be fully earned by Phoenix and non-refundable upon delivery of the current version of the Software to both SNI Competence Centres. Additional locations shall require additional license fees.

       7.2. SNI Maintenance and Support Fee. SNI shall pay Phoenix a Maintenance and Support Fee of *** per annum, payable quarterly, for each of the first *** years after delivery of the Software to SNI for remote Maintenance and Support provided to SNI under this Agreement. On-site support shall be provided by Phoenix to SNI *** at Phoenix's rates for such services as set forth in the Annual Price List, plus reimbursement to Phoenix of ***. In the event that *** licenses are sold within the first year, then the minimum amount payable by SNI shall be ***. In the event that *** licenses are sold during ***, then *** shall be *** due for support fees.




------------------------------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

       7.3.   End User License Fees.

              a. Amount. The Annual Price List shall be used as a recommendation for calculating End User fees. Fees charged by SNI to End Users may be set *** of the Annual Price List.

              b. Base and Branch License Fee Royalties. Unless otherwise agreed between Phoenix and SNI, for each End User, SNI shall pay to Phoenix the greater of (i) *** of the actual base and branch license fees due *** or (ii) *** of the base and branch license fees *** for each End User. Phoenix shall invoice SNI for the full value of the Software at time of shipment. SNI shall remit to Phoenix *** within *** days from receipt of invoice the remaining *** shall be due and payable within *** days after delivery of the Software to SNI. Any extension of payment terms offered to End Users will be discussed with Phoenix and these payment terms may also be extended for payment of invoice to Phoenix if mutually agreed in writing. In the event that SNI do not sell *** licenses within *** from the Commencement Date, then the license fee split between Phoenix and SNI shall be changed to *** for the next *** deals or until such time as a total of *** licenses are sold.

       7.4.   End User Maintenance Fees.

              a. Amount. Subject to a Maintenance and Support Agreement being executed, SNI shall charge each End User an annual Maintenance Fee. Maintenance Fees shall be *** of the base and branch license fees charged to each End User, which may be *** at the discretion of management.

              b. Maintenance Fee Royalties. Unless otherwise agreed between Phoenix and SNI, for each End User, SNI shall pay to Phoenix the greater of (i) *** of the actual maintenance and support fees due *** or (ii) *** of the base and branch license fees *** for each End User. After *** years following the Commencement Date or at such time as *** licenses are sold, whichever is sooner, the foregoing percentages shall be *** and *** respectively. The foregoing fee splits are based upon SNI providing all first level support to End Users. All maintenance fee royalties shall be paid to Phoenix within 30 days of receiving invoice from Phoenix.

       7.5. Professional Services and Development Fees. Professional Services and Development work includes installation, conversion, training, Modification, implementation, and consulting services. Phoenix shall provide such Professional Services and Development to SNI and for and on behalf of End Users as reasonably requested by SNI from time to time. Fees for such services shall be billed to SNI at a *** stated in Annual Price List, plus ***. All such fees and expenses shall be paid by SNI within 30 days after receipt of invoice from Phoenix. SNI shall be responsible for billing and collecting such fees and expenses from End Users.

       7.6. Hardware and Network Fees. SNI shall keep *** for hardware and network services provided to End Users other than as set forth above. SNI shall consult with Phoenix for certification of all hardware and network products sold to End Users for use with the Software.


------------------------------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

       7.7. Taxes. SNI shall pay all sales, use, import, VAT or other taxes, tariffs, or duties arising out of the transactions contemplated herein, however designated, based or levied by any federal, state, municipal or local taxing authority in the Territory, (exclusive of United States Federal, state or local taxes based upon the net income of Phoenix) ("Taxes"). SNI shall indemnify and reimburse Phoenix for all Taxes which Phoenix is required to pay. Upon request by Phoenix, SNI shall provide Phoenix satisfactory documentation of taxes paid. SNI may challenge the applicability of any Tax only after paying the Tax or giving Phoenix other satisfactory assurances of compliance. Phoenix may increase its prices to cover any export taxes which may arise.

              Withholding tax regulations may apply within certain countries within the Territory. SNI will notify Phoenix as soon as possible of any obligation to deduct a withholding tax from payments to Phoenix. Phoenix shall have sole responsibility for applying for any required exemption certificates which SNI cannot obtain on Phoenix's behalf. If no such tax exemption is obtained from the local authorities and submitted to SNI, SNI shall be obligated to withhold respective tax amounts. If Phoenix, after using reasonable efforts, is unable to obtain an exemption from any withholding tax, Phoenix shall immediately notify SNI so that SNI may take appropriate steps to increase the cost to the End User, and SNI shall insure that Phoenix is reimbursed for all such taxes withheld from payments to Phoenix.

       7.8. Set Off. Notwithstanding the foregoing, SNI shall be entitled to keep base and branch license fees payable to Phoenix up to *** from each of the first *** deals, or future deals until the full amount of *** has been recovered from Phoenix. Thereafter fees shall be split as set forth herein

8. Complementary Products and Services. SNI may provide to End Users complementary products and services for provision to End Users with the Software. SNI may include such products and services in End User License Agreements.

9. Support. If SNI has completed the requisite training requirements set forth therein, SNI may provide Support to End Users. Subject to receipt of its share of the Maintenance Fee Royalties as set forth herein, Phoenix shall provide that Support required by End Users and not provided by SNI. If further support, non maintenance, is required by any End User, Phoenix shall provide such support and SNI shall pay Phoenix the fees set forth in the Annual Price List for such support, plus Related expenses.

10. Implementation. If SNI has completed the requisite training programs, then SNI may implement the software sold as a result of SNI's efforts. All Software not implemented by SNI shall be implemented by or at the direction of Phoenix. Phoenix shall supply SNI with one copy of the Software and Documentation on the appropriate electronic media for implementation for each fully executed End User License Agreement presented to Phoenix along with Phoenix's percentage of the license fees for such End User.

11. Personnel. SNI shall assign a minimum of *** sales executives to focus on sales of the Software in the Territory.


------------------------------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

12. Source Code. Phoenix shall license source code for the Software to End Users when required by such End Users. A *** fee shall be charged for license of the source code equal to the greater of *** or ***, which amount shall be paid directly to Phoenix in its entirety.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Phoenix                                 SNI


By: /s/ Bahram Yusefzadeh               By: /s/ S.D. Gray
   ----------------------------            -----------------------------
Signature                               Signature

B. Yusefzadeh                           S.D. Gray
-------------------------------         --------------------------------
Name (Print)                            Name (Print)

Chairman & CEO                          Director - Strategic Alliances
-------------------------------         --------------------------------
Title                                   Title

/s/ Raju M. Shivdasani
-------------------------------         --------------------------------
Witness                                 Witness













------------------------------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                                    EXHIBIT A


                                    SOFTWARE


Means the object code version of the software generally referred to as the "Phoenix Banking System", and does not include the required database management system nor any other third party applications or systems software.

Phoenix Banking System version 1.37 and subsequent New Releases including the following components:

Customer & Product Controls
Administrative Controls
Customer Processing
Deposit Processing
Loan Processing
Teller Processing
Nightly Processing
General Ledger Administration & Maintenance
Executive Information System
Data Dictionary:  Deposits
Data Dictionary:  Loans
Data Dictionary:  Customer Information
Report Dictionary
Budgeting
Multi-Currency Module

                                    EXHIBIT B

                                    TERRITORY


The Territory shall mean the following regions:

ASIA PACIFIC
EUROPE including Mediterranean countries
MIDDLE EAST
AFRICA

The following countries where Phoenix have an existing exclusive distribution relationship shall not form part of the Territory:

Kenya, Nigeria, Zimbabwe, Ghana, Ethiopia, and Zambia

Kuwait, United Arab Emirates, Saudi Arabia, Lebanon, Egypt, Oman, Bahrain and Qatar.

                                    EXHIBIT C

                                  CONFIDENTIAL
                              NOT FOR DISTRIBUTION

===============================================================================
                         ANNUAL PRICE LIST (US DOLLARS)
                          PHOENIX RETAIL BANKING SYSTEM
===============================================================================

1.     LICENSE FEES

       A.     Base License (one Server) ***

       B.     Remote Branch License

       Branches

       ***                                             ***
       ***                                         $     ***
       ***                                         $     ***
       ***                                         $     ***
       ***                                         $     ***
       ***                                         $     ***

       C.     Virtual Branch License (per *** customer accounts) $ ***

2.     IMPLEMENTATION FEES (PLUS TRAVEL & LIVING EXPENSES)

       A.       Requirements Review/Analysis       ***

       B.       Conversion and Installation        ***

       C.       Training                           ***

       D.       Enhancements and Modifications     ***

3.     ANNUAL CUSTOMER AND SOFTWARE SUPPORT FEES:  *** of total License
       (PLUS TRAVEL & LIVING EXPENSES)               Fees per annum.

4.     PROFESSIONAL SERVICES PER DAY RATES

                                                     Daily Rates    ***

       Senior/Executive Management                      ***         ***
       Project Management                               ***         ***
       Trainer                                          ***         ***

------------------------------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

       Implementation Professional                      ***         ***
       Development Professional                         ***         ***

5.     THE COMPONENTS OF THE SOFTWARE AND DOCUMENTATION

               Customer & Product Controls
               Administrative Controls
               Customer Processing
               Deposit Processing
               Loan Processing
               Teller Processing
               Nightly Processing
               General Ledger Administration & Maintenance
               Executive Information System
               Data Dictionary:  Deposits
               Data Dictionary:  Loans
               Data Dictionary:  Customer Information
               Report Dictionary
               Budgeting
               Multi-Currency Module

THE SOFTWARE SPECIFICATIONS ARE LOCATED IN THE LICENSED DOCUMENTATION.

*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                                    EXHIBIT D
                           End User License Agreement
                                (to be attached)

                                                                  CONFIDENTIAL


                    INTERNATIONAL SOFTWARE LICENSE AGREEMENT


----------------------------------------- --------------------------------------
Name of Customer:                         Effective Date (Day/Month/Year):


----------------------------------------- --------------------------------------
Type of entity:                           Country of formation:


----------------------------------------- --------------------------------------
Mailing Address:                          Business Address (if different from
                                          mailing address):




----------------------------------------- --------------------------------------
City, State, Country, Postal Code:        City, State, Country, Postal Code:


----------------------------------------- --------------------------------------
Phone Number (including country           Fax Number (including country
and city code):                           and city code):


----------------------------------------- --------------------------------------

Whereas SNI is authorized to license and distribute certain retail banking software developed and owned by Phoenix International Ltd., Inc. which Customer wishes to license, then in consideration of the obligations of the parties set forth below, the parties hereby agree as follows:

1      DEFINITIONS

1.1 "Additional Branch" shall mean a Remote Branch not listed in Exhibit D which is connected to the Customer Network after the Effective Date, whether as a result of changes in operations, growth, acquisition, or otherwise.

1.2 "Acquired Financial Institution" shall mean any financial institution in which Customer acquires a greater than 50% interest or which merges with or into the Customer.

1.3 "Affiliate" shall mean a parent company owning a majority of the Customer, and majority owned subsidiaries of the Customer.

1.4 "Changes" shall mean corrections, updates, upgrades, translations, additions and modifications to the Software and Documentation, and any other new or additional works based in whole or in part on the Software or Documentation.

1.5 "Client Devices" shall mean workstations, personal computers and terminals connected to the Server through the Customer Network which access and Use the Software to input, read, interpret, manipulate, or display Customer's data.

1.6 "Confidential Information" shall mean any competitively sensitive or secret business, marketing, or technical information of Phoenix, SNI, or Customer. In all cases, Phoenix's Confidential Information shall include the Software and Documentation, including all Changes. Confidential Information shall not include information which is (i) generally known to the public or readily ascertainable from public sources (other than as a result of a breach of confidentiality hereunder), (ii) independently developed by the receiving party without reference to or reliance on any Confidential Information of the disclosing party, as demonstrated by written records of the receiving party, or (iii) obtained from an independent third party who created or acquired such information without reference to or reliance on Confidential Information.

1.7 "Customer and Software Support" shall have the meaning set forth in Section
8.

1.8 "Customer Network" shall mean the Server and the Client Devices at the Remote Branches for which license fees have been paid hereunder.

1.9 "Designated Location" shall mean the street address of the location of the Server as specified on Exhibit D. Customer shall notify SNI prior to any change in the location of the Server. Upon such notice, Exhibit D will be deemed automatically amended to reflect the change.

1.10 "Documentation" shall mean the system and user documentation relating to the Software provided to Customer by or on behalf of SNI.

1.11 "Effective Date" means the date first set forth above as the date of this Agreement.

1.12 "Licensed Products" shall mean collectively the Software and Documentation.

                                                                 CONFIDENTIAL


1.13 "Related Expenses" shall mean reasonable travel and other out-of-pocket expenses incurred by SNI in the performance of its obligations hereunder, including (without limitation) airfare, travel costs, lodging costs, and meals; the cost of optional products, services, and hardware requested or authorized by Customer; shipping charges, courier and delivery charges; tape, cartridge and diskette costs. To the extent reasonably possible, SNI will obtain the approval of Customer prior to incurring substantial Related Expenses, and Customer will not unreasonably withhold such approval.

1.14 "Remote Branches" shall mean the street addresses listed in Exhibit D where Client Devices reside. The Remote Branches will include Additional Branches only after the proper license fees for such Additional Branches have been paid to SNI. At such time, Exhibit D will be deemed automatically amended to include such Additional Branches.

1.15 "Server" shall mean the network file server serving as the Sybase database for the Software.

1.16 "Software" shall mean the object code version of the Phoenix software listed in Exhibit A, along with all Changes provided to Customer or authorized by SNI hereunder.

1.17 "Term" shall have the meaning set forth in Section 4 below.

1.18 "Territory" shall mean the countries or territories set forth in Exhibit E.

1.19 "Third Party Software" shall mean software required to be used in conjunction with the Phoenix Software, as more particularly described in Exhibit C attached hereto.

1.20 "Use" (used as a noun or verb) shall mean the reading into computer memory of the Software for the purpose of access and/or execution, in whole or in part.

2      LICENSE GRANT

2.1 License. Subject to the restrictions and limitations of this Agreement and to payment of the fees set forth herein, SNI hereby grants to Customer a non-exclusive, non-transferable sub-license during the term of this Agreement and within the Territory to:

     (1) Use the Software on the Customer Network;

     (2) transfer the Software to a backup machine when the primary Server or any associated machine elements required for Use of the Software are temporarily inoperable or unusable, or to another machine for disaster recovery testing (which may occur concurrent with normal Use of the Software to process Customer's data on Customer Network), or for actual disaster recovery and processing in the event the Customer Network is non-functional due to the occurrence of disaster;

     (3) make a reasonable number of additional copies of the Software for testing, backup, and archival purposes in support of its ordinary Use of the Software;

     (4) use the Documentation in support of Customer's Use of the Software;

     (5) may make a reasonable number of additional copies of the Documentation or portions thereof as required to support the Use of the Software.

2.2 Restrictions. The Software may only be used for Customer's and its Affiliates' own internal data processing needs. Customer may not, without the prior written consent of Phoenix and SNI:

     (1) translate, reverse engineer, de-compile, interpret or disassemble the Software;

     (2) transfer, distribute, sell, lease, or assign the Licensed Products;

     (3) use the Licensed Products to process accounts or records, or to generate output data, for the direct benefit of, or for purposes of rendering services to, any business entity or organization other than Customer and its Affiliates; or

     (4) make any Changes to the Software.

2.3 Delivery. SNI will deliver to Customer one copy of the current unmodified version of the Software (as listed in Exhibit A) in object code form, and one copy of the current version of the Documentation. The licenses granted to Customer under Section 2.1 shall become immediately effective, and shall not delayed or contingent based on installation, operation, or the delivery or completion of any services.

2.4 Records. Customer agrees to maintain a record of the number and location of all copies of the Licensed Products in its possession. Customer shall provide SNI with a copy of such record upon SNI's written request. Following prior written notice, SNI or its designee shall have the right to enter Customer's premises during regular business hours in a non-disruptive manner for the purpose of inspecting the location and use of the Software and Documentation, the compliance of Customer with the provisions of this Agreement, and the standard procedures of Customer regarding retention, safekeeping, and disposal of all media and materials pertaining thereto

3    PAYMENTS AND TERMS.

3.1 Fees. The fees and charges for products and services to be provided under this Agreement are set forth in Exhibit B. All amounts shall be paid in U.S. dollars by wire transfer



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                                                                  CONFIDENTIAL

to the bank account designated by SNI in accordance with the payment terms set forth in Exhibit B, or as otherwise agreed between SNI and Customer. Additionally, Customer shall pay all Related Expenses incurred by SNI.

3.2 Payment Terms. All invoices shall be due and payable on the date specified in Exhibit A, or, if a date is not specified, not later than 30 days following the date of invoice. Overdue amounts shall incur interest at the lesser of 1 1/2% per month or the highest rate allowed under applicable law. Time is of the essence with respect to all payments due from Customer hereunder. Customer may not suspend or set-off any payment due SNI hereunder on any basis whatsoever.

3.3 Taxes. Customer shall pay on a timely basis all sales, use, import, export, VAT and other taxes, tariffs, and duties arising out the transactions contemplated herein, however designated, based or levied by any federal, state, municipal or local taxing authority of United States or the Territory (but shall not include United States Federal, state or local taxes based upon the net income of SNI) ("Taxes"). Customer shall promptly reimburse and shall indemnify SNI for all Taxes which SNI is required by any taxing authority to pay. Customer may challenge the applicability of any Tax only after paying the Tax or giving SNI satisfactory assurance of compliance.

3.4 Fee Adjustments. SNI reserves the right to adjust its prices once per year subject to 30 days advanced written notice. The Customer and Software Support Fee shall not be increased by more than 15% per annum.

4   TERM AND TERMINATION

4.1 Term. This Agreement and the license granted herein shall have an initial term commencing on the Effective Date and continuing for a period of 5 years from the Effective Date (the "Initial Term"). Thereafter, this Agreement shall automatically renew for additional 1 year periods unless and until either party notifies the other in writing of its desire not to renew this Agreement at least 90 days prior to the last day of the Initial Term or any subsequent renewal period.

4.2 Termination by SNI. SNI shall have the right to terminate this Agreement upon the occurrence of any of the following events:

     (1) Customer's material breach of any provision of this Agreement if such breach is not cured within 20 days following written notice of such breach to Customer; or

     (2) Customer's failure to obtain and pay for Customer and Software Support; or

     (3) Customer ceases to do business, makes a composition or assignment for the benefit of its creditors, makes a general arrangement with its creditors concerning any extension or forgiveness of any of its secured debt, becomes bankrupt or insolvent, suffers or seeks the appointment of a receiver to the whole or any material part of its business, takes any action to liquidate or wind up the whole or any material part of its business, is found subject to any provisions of any bankruptcy code concerning involuntary bankruptcy or similar proceeding, or suffers a material adverse change in its financial position, and any such event affects or delays payments to SNI hereunder; or

     (4) Customer becomes a subsidiary of, or controlled as to its management policy by, any government instrumentality; or

     (5) Customer is required by laws in the Territory to offer or permit the use or exercise (with or without payment to SNI) of the Software to any other person or entity.

4.3 Result of Termination by SNI. In the event that this Agreement is terminated under Section 4.2(1) above, Customer's license to Use the Software shall immediately cease. In all other cases, Customer may continue to Use the Software in accordance with this Agreement for up to 180 days following termination, provided that Customer has paid and continues to pay all amounts due as if this Agreement were still in effect. Upon expiration of such period (and immediately, in the event of termination under Section 4.2(1)), Customer shall either return to SNI or destroy all copies of the Licensed Products. Upon SNI's request, Customer shall certify that it has completed such action.

4.4 Termination by Customer. Customer may terminate this Agreement upon the occurrence of any of the following:

     (1) SNI's material breach of any provision of this Agreement if SNI has not initiated adequate steps to cure such breach within 10 days following written notice of such breach to SNI; or

     (2) SNI ceases to do business, makes a composition or assignment for the benefit of its creditors, makes a general arrangement with its creditors concerning any extension or forgiveness of any of its secured debt, becomes bankrupt or insolvent, suffers or seeks the appointment of a receiver to the whole or any material part of its business, takes any action to liquidate or wind up the whole or any material part of its business, is found subject to any provisions of any bankruptcy code concerning involuntary bankruptcy or similar proceeding, or suffers a material adverse change in its financial position, and any such event materially affects SNI's ability to meet its obligations hereunder.

4.5 Result of Termination by Customer. In the event that this Agreement is terminated by Customer under Section 4.4, or by SNI after the Initial Term, Customer may




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                                                          CONFIDENTIAL

continue to Use the Software in accordance with this Agreement until the later of nine months following such termination or the end of the Initial Term. Upon expiration of such period, Customer shall either return to SNI or destroy all copies of the Licensed Products. Upon SNI's request, Customer shall certify that it has completed such action.

4.6 No Refund. No payments shall be refundable upon termination of this Agreement, whether such termination is by Customer or SNI.

4.7 Survival. All obligations with respect to restrictions on use of the Licensed Products, confidentiality, payment of fees, ownership, and protection of intellectual property rights shall survive any termination of this Agreement.

4.8 Non-exclusive Remedy. The rights and remedies of the parties are not exclusive and are in addition to any other rights and remedies provided by law or equity.

4.9 De-Conversion. Upon Customer's request, following the termination or expiration of Customer's right to Use the Software, SNI shall assist Customer with the conversion of its data from its then current format into a generic format of Customer's choice. Customer shall pay SNI on a time and materials basis for such assistance at its then current published rates for the Territory, plus Related Expenses.

4.10 Source Code. Phoenix has deposited the most current version of the source code for the Software with an independent escrow agent. In the event that SNI, Phoenix on SNI's behalf, or either of their successors, shall cease to provide Customer and Software Support, Customer's license for the use of the Software hereunder is still in effect, and Customer has paid its Customer and Software Support Fee and all other fees due hereunder, Customer shall have the right to obtain, for its own sole and exclusive use for the sole purpose of maintaining and supporting the Software, with no right of transfer, a single copy of such source code from the escrow agent, subject to the terms of this Agreement.

5    TITLE

5.1 Ownership. The Software and Documentation are (i) copyrighted works protected by copyright laws, treaties and conventions of the United States and the Territory and (ii) contain trade secrets and Confidential Information of Phoenix protected under applicable law of the United States and the Territory. Phoenix retains all right, title, and interest in and to the Software, Documentation, and all copyright, trade secret, patent and other intellectual property rights contained therein, subject only to the limited license granted to Customer in Section 2 hereof. Phoenix shall also exclusively own all Changes to the Licensed Products, whether made by or on behalf of Phoenix, Customer, or their employees, agents or otherwise. To the extent that Changes, including all associated intellectual property rights, are not owned in their entirety by Phoenix immediately upon their creation, Customer agrees to assign (and hereby automatically assigns) all right, title and interest therein to Phoenix, without any requirement of consideration or further documentation. Customer agrees to take such further action and execute such further documentation as Phoenix may reasonably request to give effect to this Section 5.1.

5.2 Report Formats. All output and report formats (e.g., ad hoc reports, SQL queries, etc.) created by Customer shall be jointly owned by Phoenix and Customer, and Phoenix shall have the right to license such output and report formats to other users of the Software without payment of any fee to Customer. Likewise, Customer shall have the benefit of output and report formats created by other end users. To the extent such output reports derive from or contain any part of the Software or Documentation, the restrictions applicable to the Software and Documentation shall apply to any use thereof.

5.3 Infringement. Customer shall immediately notify Phoenix in the event that it discovers any infringement of Phoenix's rights in the Licensed Products or any violation of the terms of a License Agreement, and shall, at Phoenix's expense, cooperate with Phoenix and assist in the prosecution of Phoenix's claim.

6    Installation

SNI shall install the current unmodified version of the Software on the Customer Network.

7    CUSTOMER OBLIGATIONS

7.1 Customer Contact. Customer shall appoint a Contact Person, listed on Exhibit D, to serve as the focal point of communication between SNI and Customer. SNI shall direct all communications concerning Customer to the Customer Contact. Customer may change the Contact Person at any time upon written notice to SNI.

7.2 Hardware and Software Requirements. Prior to Installation of the Software, Customer shall license and obtain (i) the Third Party Software and (ii) the Customer Network. The Customer Network must be in compliance with the Phoenix Network and Configuration Standards Guide as provided by SNI to Customer, and the other requirements set forth in Exhibit C. The Software will not work properly if the Customer Network is not in compliance with such standards. Alternative hardware and software configurations will be evaluated for use with the Software by SNI upon Customer's reasonable request, provided that Customer pays all of SNI's costs in connection with such evaluation. Customer shall provide at its cost an on-line telecommunications link with a telephone modem in order to provide SNI and Phoenix access to the Customer Network. Neither Phoenix nor SNI shall not use such access for any reason other than to provide Customer



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                                                                    CONFIDENTIAL

and Software Support hereunder and to monitor the size, configuration, and performance of the Customer Network.

7.3 Subsequent Releases. Customer shall install all corrections, enhancements, and subsequent releases of the Software within 90 days after receipt from SNI.

7.4 Personnel. Customer shall keep its personnel trained in the operation of the Licensed Products and the Customer Network.

8   CUSTOMER AND SOFTWARE SUPPORT

8.1 Customer and Software Support. Following delivery of the Software to Customer, and subject to payment by Customer of the Customer and Software Support Fees set forth in Exhibit A, SNI shall provide Customer with Customer and Software Support, which shall consist of the following:

     (1) SNI shall provide Customer with updates, patches, bug fixes and new releases of the Software and Documentation which SNI provides to its customers generally;

     (2) SNI will provide remote telephonic support for the Licensed Products Monday through Friday, 8:00 AM to 5:00 PM eastern standard time and emergency telephonic support via pager access 24 hours a day, 365 days per year. Telephone support shall include (i) diagnosing errors or malfunctions in the Software and malfunctions caused by operator error, (ii) advising Customer of corrective measures, and (iii) clarifying operating instructions contained in the Documentation; and

     (3) SNI shall insure that the Software operates in conformance with the Documentation. If the Software fails to operate in conformance with the Documentation, and the problem cannot be remedied thorough telephonic support, SNI shall use all reasonable efforts to correct or replace the Software or portions thereof or provide a temporary work-around for such problem within a reasonable period of time based upon the impact of the problem on Customer's ability to operate.

8.2 Customer Obligations. Customer shall promptly notify SNI of all problems with the Software, and shall, if applicable, provide assistance in identifying and detecting problems, errors, and malfunctions. As requested by SNI, Customer shall provide data and information regarding all errors in sufficient detail and with sufficient supporting documentation to enable SNI to diagnose, and if necessary, recreate the problem, error, or malfunction. Customer shall install all subsequent releases of the Software within 30 days of receipt.

8.3 Limitation. Customer and Software Support shall not cover malfunctions and errors caused by (i) unreported defects, (ii) misuse or abuse of the Software,
(iii) by use of the Software with hardware or software other than that approved by Phoenix for use with the Software, or (iv) Changes made other than by or with the express written authority of Phoenix. Customer and Software Support shall only be provided for the most current release of the Software provided to Customer, and, for a period of 90 days after delivery of the most current release, of the previous release of the Software. Support may be provided for previous releases after such 90 day period at SNI's option at SNI's then current time and materials rates for such services for the Territory, plus Related Expenses.

8.4 Fee. Customer shall pay the annual Customer and Software Support Fee for so long as Customer continues to hold or use the Licensed Products

9   WARRANTIES

9.1 Warranty. SNI warrants that, for a period of 90 days after delivery, the original unmodified version of the Software shall conform in all material respects with any program descriptions included in the Documentation. SNI does not warrant that the Licensed Products will operate without interruption or be error-free. SNI warrants that the Software will operate in accordance with this Agreement on dates occurring on and after January 1, 2000, to the same extent that it operates prior to such date and that the Software will be capable of properly processing data having dates falling on and after January 1, 2000. In the event Customer discovers any non-conformance by the Software with the above warranty (a "defect"), Customer agrees to provide SNI notice of such defect, and shall, upon SNI's request, provide such data and information regarding the defect as SNI may require to recreate the defect. SNI agrees, as its exclusive obligation for any breach of such warranty, to use its best reasonable efforts to correct reported defects. SNI shall not be responsible for (i) unreported defects, (ii) defects caused by misuse or abuse of the Software, (iii) defects caused by use of the Software with hardware or software other than that approved by SNI for use with the Software, or for (iv) Changes made other than by or with the express written authority of SNI. Customer shall be limited to the warranties provided by third-party licensors or manufacturers with respect to third-party software or equipment that may be provided by SNI.

9.2 DISCLAIMER. EXCEPT AS PROVIDED IN SECTION 6.1 ABOVE, PHOENIX AND SNI SPECIFICALLY DISCLAIM ANY OTHER WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.3 LIMITATION OF LIABILITY. IN NO EVENT SHALL PHOENIX OR SNI BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM


                                       5
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                                                                    CONFIDENTIAL

THE USE, OR INABILITY TO USE, THE LICENSED PRODUCTS OR ARISING OUT OF ANY OTHER CIRCUMSTANCES ASSOCIATED WITH THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION DAMAGES BASED ON LOSS OF PROFIT, LOSS OR INTERRUPTION OF DATA OR COMPUTER TIME, ALTERATION OR ERRONEOUS TRANSMISSION OF DATA, EVEN IF PHOENIX OR SNI IS ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. Phoenix's and SNI's total liability to Customer under any provision of this Agreement (other than indemnification under Section 10) or for any and all claims, losses or damages relating to the Licensed Products (whether based on tort, contract, or any other theory), other than claims based upon the gross negligence or willful misconduct of Phoenix or SNI, shall be limited to the amount actually paid by Customer to SNI for the Licensed Products giving rise to the liability. The parties acknowledge that each of them relied upon the inclusion of this limitation in consideration of entering into this Agreement.

10   PATENT AND COPYRIGHT INDEMNITY

10.1 Infringement Claims. If a third party claims that the Software infringes any patent, copyright, trade secret, or similar intellectual property right of any third party, and such claim would impair Customer's right to use the Software hereunder, Phoenix shall (as long as Customer is not in default under this Agreement or any other agreement with Phoenix) defend Customer against that claim at Phoenix's expense and pay all damages awarded by a court in a final judgment, provided that Customer (i) promptly notifies Phoenix in writing of any such claim, (ii) allows Phoenix to control the defense and disposition of such claim, including any related settlement negotiations, and (iii) cooperates with Phoenix, at Phoenix's expense, in the defense of such claim.

10.2 Remedies. If such a claim is made or appears possible, Phoenix may, at its option, either (i) secure for Customer the right to continue to use the Software, (ii) modify or replace the Software so it is non-infringing, or (iii) refund a pro-rata portion of the license fees paid for the infringing material based on a five year straight line useful period. Phoenix has no obligation hereunder for any claim based on a modified version of the Software which has not been prepared solely by Phoenix, or for any combination, operation or use of the Software with any hardware or software not approved in writing by Phoenix. Phoenix also shall have no obligation hereunder for any claim based on theories of law that are not substantially equivalent to laws, treaties and conventions applicable to U.S. patents, copyrights, trade secrets, and similar intellectual property rights. THIS SECTION 10 STATES PHOENIX'S ENTIRE OBLIGATION TO CUSTOMER WITH RESPECT TO MATTERS OF TITLE OR ANY CLAIM OF INFRINGEMENT THEREOF.

11   CONFIDENTIALITY

11.1 Confidentiality. Each Party agrees at all times to maintain the complete confidentiality of the Confidential Information of the other. Each Party shall not permit or authorize access to, or disclosure of, the Confidential Information of the other to any person or entity other than employees or advisors who have a "need to know" such information in order to enable the receiving party to exercise its rights or perform its obligations under this Agreement. Neither party shall disclose or supply the Confidential Information of the other to any non-employee third party without the prior written approval of the other party, which approval shall not be unreasonably withheld, provided the requesting party can demonstrate a need for such disclosure in order to comply with its obligations hereunder. Either party may disclose portions of the Confidential Information of the other to governmental regulatory authorities if such disclosure is required by applicable laws, provided the party required to make such disclosure notifies the other party of the applicable legal requirements before such disclosure occurs and assists the other party to obtain such protection as may be available to preserve the confidentiality of such information.

11.2 Disposal. Prior to disposal of any media or materials that contain any part of the Software, Documentation or other Confidential Information of Phoenix or SNI, Customer shall obliterate or otherwise destroy all code, instructions, commentary, or further evidence of Confidential Information, for example, by erasing, incinerating, or shredding such materials.

12   ARBITRATION

In the event a claim, controversy or dispute between SNI or Phoenix and Customer arises out of or in connection with this Agreement or the transactions and business contemplated hereby, including the validity, construction or enforcement thereof, either party may demand that such matter be submitted to final and binding arbitration. The situs of all arbitration proceedings shall be _______________, unless SNI and Customer agree in writing to another situs. All arbitration proceedings and records shall be in English. Issuance of an arbitration demand shall suspend the effect of any default entailed by such claim, controversy or dispute and any judicial or administrative proceedings instituted in connection therewith, for the duration of the arbitration proceedings. Arbitration shall be governed by the commercial rules of the American Arbitration Association (the "AAA"). Arbitration shall be conducted by one arbitrator who shall be chosen by the AAA within 5 days of receipt of the arbitration demand. The arbitrator or arbitrators shall determine whether a default has occurred, and shall




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                                                                    CONFIDENTIAL


deliver its or their decision within 45 days of the date of receipt of the arbitration demand, specifying such remedy (including money damages) as shall
(a) fully implement the intent and purposes of this Agreement and (b) indemnify and hold harmless the non-breaching party from all losses, costs and expenses (including costs of arbitration and reasonable attorneys' fees) resulting from the default. Termination or limitation of Phoenix's rights in the Software, the Documentation, or any associated intellectual property rights may not be awarded under any circumstances. The right to demand arbitration and to receive damages and obtain other available remedies as provided hereunder shall be the exclusive remedy in the event an arbitration demand is made, except that Phoenix shall be entitled to obtain equitable relief, such as injunctive relief, from any court of competent jurisdiction in order to protect its rights in the Software, the Documentation, or any associated intellectual property rights while such proceeding is pending or in support of any award made pursuant to such arbitration. Phoenix and Customer hereby consent to the enforcement in the courts of each country in the Territory and the United States of any arbitral judgment or award rendered pursuant to this Section.

13   COMPLIANCE WITH LAWS

13.1 Compliance with Laws. Customer shall, at its own expense, comply with all laws relating to the licensing and use of the Licensed Products, and shall procure all licenses and pay all fees and other charges required thereby.

13.2 Export Restrictions. Customer shall not ship or export the Licensed Products outside of the Territory without the express written consent of SNI.

13.3 Corrupt Practices. Neither Customer nor any of its directors, officers, employees, or agents will make, offer to make, or accept any payment or gift directly or indirectly to any employee, officer, or representative of any governmental entity or instrumentality or to any foreign political party, any official of a foreign political party, or candidate, where such payment would constitute a bribe, kickback, or illegal payment under U.S. or applicable foreign laws.

14   GENERAL

14.1 Notice. Notices shall be deemed given as of four days following deposit with FedEx, DHL, or other international courier service if properly addressed as first set forth above, or to such other address as may be requested by written notice in compliance with this Section.

14.2 Assignment. Customer may not assign, transfer, or delegate its rights or obligations hereunder without SNI's prior written consent. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their permitted successors and assigns. For purposes of this Section, the acquisition of more than 50% of the voting stock of Customer, the acquisition of all or substantially all the business and assets of Customer, or the merger of Customer with or into another entity shall constitute an unauthorized assignment, unless all other provisions of this Agreement are duly honored, the surviving entity signs a new license agreement with SNI containing terms and conditions reasonably acceptable to SNI, and the surviving entity pays additional license fees for use of the Licensed Products for the new or different number of Remote and Additional Branches and/or Acquired Financial Institutions resulting out of the transaction.

14.3 Waiver. The failure of either party to enforce any term of this Agreement shall not constitute a waiver of either party's right to enforce every term of this Agreement.

14.4 Enforcement. If either party brings an action under this Agreement (including appeal), the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

14.5 Should any provision of this Agreement be held by a court of competent jurisdiction or arbitration authority to be unenforceable, the remaining provisions of this Agreement shall not be affected or impaired thereby.

14.6 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF FLORIDA, EXCLUDING ITS CONFLICT OF LAWS RULES. IT SHALL NOT BE GOVERNED BY THE UNITED NATIONS CONVENTION ON THE INTERNATIONAL SALE OF GOODS, THE APPLICATION OF WHICH IS EXPRESSLY EXCLUDED. WITH RESPECT TO ANY CLAIM OF EITHER PARTY WITH RESPECT TO OWNERSHIP OF THE LICENSED PRODUCTS, OR THE PROTECTION OF INTELLECTUAL PROPERTY OR CONFIDENTIAL INFORMATION OF PHOENIX, OR THE PAYMENT OF AMOUNTS DUE SNI HEREUNDER, CUSTOMER HEREBY CONSENTS TO BE SUBJECT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS OF THE STATE OF FLORIDA.

14.7 Force Majeure. Neither party shall be in default by reason of any failure in the performance of this Agreement (other than a failure to make payment when due or to comply with restrictions upon the Use of the Licensed Products) if such failure arises out of any act, event or circumstance beyond the reasonable control of such party, whether or not otherwise foreseeable. The party so affected will resume performance as soon as reasonably possible.

                                                                    CONFIDENTIAL


14.8 Headings and Captions. The headings and captions appearing in this Agreement are inserted only as a matter of convenience and in no way limit the scope or affect the meaning of any section.

14.9 Employees. Neither party shall hire or solicit for hire any employee of the other without the express written consent of the other party.

14.10 Prior Agreements, Amendment. This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings and agreements between them regarding the Licensed Products, and may not be modified or amended except in writing signed by authorized representatives of both parties.

14.11 Phoenix. Phoenix, as the owner of the Software, is intended to be, and is by this reference, a third party beneficiary of this Agreement, including, without limitation, the provisions regarding the protection of the Software and of Phoenix's Confidential Information and intellectual property rights.



IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the Effective Date.

SIEMENS NIXDORF INFORMATIONSYTEMEAG


--------------------------------       ------------------------------------
Signature                              Witness


--------------------------------       ------------------------------------
Name (print)                           Name (print)


--------------------------------       ------------------------------------
Title (print)                          Witness


(SEAL)

                                       ------------------------------------
CUSTOMER:                              Name (print)


--------------------------------       ------------------------------------
Signature                              Witness


--------------------------------       ------------------------------------
Name (print)                           Name (print)


--------------------------------       ------------------------------------
Title (print)                          Witness


                                       ------------------------------------
(SEAL)                                 Name (print)

                                                                    CONFIDENTIAL



                                    EXHIBIT A
                                    SOFTWARE

PHOENIX SOFTWARE:

                                                                    CONFIDENTIAL




                                    EXHIBIT B
                                      FEES

1.   INITIAL LICENSE FEES:

     A.  Initial Financial Institution (one Server)        $
                                                            -------------
     B.  Remote Branch Fees

         1-2                                               No Charge
         3-5                                               $         each
                                                            --------
         6-10                                              $         each
                                                            --------
         11-25                                             $         each
                                                            --------
         26-50                                             $         each
                                                            --------
         51-100                                            $         each
                                                            --------
         101 or more                                       $         each
                                                            --------

     TOTAL INITIAL LICENSE FEES:                           $
                                                            =============
2.   ADDITIONAL LICENSE FEES:

     A.  Acquired Financial Institution Fee                $         each
                                                            --------
     B.  Additional Branch Fee                             $         each
                                                            --------

3.   INSTALLATION FEES                                     $
                                                            -------------

4.   ANNUAL CUSTOMER AND SOFTWARE SUPPORT FEES:

     A.  Initial Financial Institutions                    $        /year
                                                            --------
     B.  Remote Branches of Initial Financial Institution  $        /year
                                                            --------
     TOTAL INITIAL ANNUAL CUSTOMER AND SOFTWARE
     SUPPORT FEES                                          $
                                                            =============

5.   PAYMENT TERMS

     5.1 All License Fees shall be billable *** upon execution of this Agreement and *** upon delivery of the Software. The License Fees are one-time initial license fees for the delivery of the current version of the Software, and are fully earned and non-refundable upon shipment of the Software to Customer. All modifications and enhancements for the Software requested by Customer shall be the subject of a separate agreement with separate consideration and license fees to be paid therefore.

     5.2 Customer shall notify SNI immediately in the event it wishes to install the Software at any location not currently identified on Exhibit D, and shall pay to SNI Additional Branch Fees or Acquired Financial Institution Fees, as applicable, for such locations prior to their installation.

     5.3 An initial one-time Installation Fee is due upon execution of this Agreement for SNI's assistance with the Installation of the Software. SNI shall be entitled to additional Implementation Fees, to be paid in advance, if Implementation is required when Customer adds an Acquired Financial Institution or other Additional Branches. Fees for implementation at Additional Branches and Acquired Financial Institutions shall be at SNI's then current rates for such services plus Related Expenses.


     5.4 The Customer and Software Support Fee is due and billable for Customer and Software Support on the Installation Date and on each annual anniversary thereof for so long as the license for the Software is in effect or Customer continues to use the Software.




------------------------------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                                                                    CONFIDENTIAL


                                    EXHIBIT B
                                 IMPLEMENTATION

                                                                    CONFIDENTIAL



                                    EXHIBIT C
                 NETWORK CONFIGURATIONS AND THIRD PARTY SOFTWARE

     1. Network Requirements

        Customer agrees to provide and maintain a network in accordance with the standards set forth in the Phoenix Hardware and Network Services Guide, as provided by Phoenix and amended from time to time.

     2. UNIX Server Requirements

        Customer agrees to provide and maintain a ___________________ server at a size recommended by Phoenix, or greater.

     3. Sybase Software Requirements

                                                                    CONFIDENTIAL




                                    EXHIBIT D
            CUSTOMER CONTACT, DESIGNATED LOCATION AND REMOTE BRANCHES


CUSTOMER CONTACT:


DESIGNATED LOCATION:




REMOTE LOCATIONS:

                                                                    CONFIDENTIAL



                                    EXHIBIT E
                                    TERRITORY

                                    EXHIBIT E
                        Maintenance and Support Agreement
                                (to be attached)

                                    EXHIBIT F
                           Trademarks and Trade Names

                  Phoenix
                  Phoenix International
                  The Phoenix International Logo
                  Phoenix Banking System
                  Phoenix International Banking System
                  The World is Banking on Phoenix
                  TradeWind
                  Priority Solutions
                  TradeCentre
                  TradeMark

                                    EXHIBIT G

IMPLEMENTATION METHODOLOGY TRAINING

     OBJECTIVE:               To train SNI on our Implementation Methodology.

     PREREQUISITES            We will send SNI our standard "welcome package."
                              They should thoroughly review the information and be prepared to discuss and review this information.

     ACTION PLAN:             SNI should send a project manager and a technical
                              person to Phoenix for training on our
                              implementation methodology. This training will occur *** days prior to the SA training scheduled for SNI and the bank. We will spend the *** days reviewing the methodology and preparing them for the SA training class.

     ATTENDEES:               Phoenix staff and SNI. The SNI project manager
                              should be a banker, or someone who has extensive conversion and implementation experience; the technician should have skills in *** and ***.

     DURATION OF TRAINING:    *** days. Recommend that this begin on a *** and
                              run through ***. The technician should plan to stay *** to spend time with one of our conversion programmers. The project manager will stay to participate in the Implementation Planning Session and Enhancement Review Session.






------------------------------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

IMPLEMENTATION PLANNING SESSION/ENHANCEMENT REVIEW SESSION

     OBJECTIVE:               SNI and the bank will attend a
                              planning/enhancement review session in Orlando.
                              The session will take place immediately following the review of our implementation methodology. The objective is to conduct a gap analysis and determine required functionality for the bank.
                              This is normally done prior to the signing of a contract with the bank. We will provide the results of the gap analysis to development so that an estimate can be prepared. We will also review our implementation methodology with the bank.

     PREREQUISITES            The bank must be familiar with the current data
                              processing system and the functionality required to operate the bank. They must also be aware of all regulatory requirements. The bank should bring copies of current regulatory reports, product definitions, and file layouts of the current system's data files.

     ACTION PLAN:             SNI, the bank, and Phoenix personnel will devote
                              *** days to reviewing the bank's current processing environment and reviewing the implementation methodology. At the end of the *** days, we will agree on any enhancements that may be required. If it is necessary to extend the length of this meeting, we will complete the enhancement review following the SA training class.

     ATTENDEES:               The SNI project manager, the bank's project
                              manager, "power users" form the bank who have knowledge of the current loans, deposit, and GL operations, and Phoenix personnel.

     DURATION:                *** days. Suggest this session begins immediately
                              following the Implementation Methodology training
                              (*** through ***).

     NOTE: In our opinion, this session should be provided on a *** with the cost being paid for by the bank.






------------------------------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

SA TRAINING

     OBJECTIVE:               To train SNI and the bank on how to set up the SA.
                              When the training is complete, the bank will have an SA that is virtually complete and SNI will have the training materials and knowledge needed to begin structuring a training program for use in training other banks.

     PREREQUISITES:           Prior to arriving in Orlando, we will have a
                              conference call with SNI and the bank to explain the required preparation for the SA class. We will provide them with an SA profile to discuss the decisions that need to be made prior to class so they can establish the SA while they are here.

     NOTE: All attendees must have Windows training prior to attending any of the Phoenix training classes.

     ACTION PLAN:             Training will include GL, loans, deposits,
                              bank, RIM, and teller controls (assuming the bank will be using our teller system). When the training is complete, we will have an established
                              SA that the bank can load on their DBS when it is installed. We will use the SA to begin the conversion process.

     ATTENDEES:               The following SNI personnel should attend SA
                              training:

                              -         the project manager

                              -         the person responsible for implementing
                                        loans

                              -         the person responsible for implementing
                                        deposits

                              - the person responsible for implementing the GL chart of accounts and financial control

                              -         the training manager

                              The following bank personnel should attend SA training:

                              -         the project manager

                              - the person responsible for establishing and maintaining the general ledger and analyzing financial data

                              - the person responsible for establishing and maintaining deposit products and deposit processing controls

                              - the person responsible for establishing and maintaining loan products and loan processing controls

                              -         the training manager

                                        These people will need to be in Orlando
                                        for training on the days when the
                                        material being presented is applicable
                                        to their area of expertise. For example:
                                        the GL people must be present when
                                        setting up the Chart of Accounts, the
                                        Statement of Income, etc. They will not
                                        need to be present for loans or deposits set up. However, depending on the size of the bank's GL, the GL person may need to be in Orlando for as long as a week in order to complete the GL set up. Normally, the project manager and the training manager attend all classes.

     DURATION:                          SNI and the bank will receive
                                        approximately *** of SA training. The
                                        normal schedule is shown below.

     SA CLASS SCHEDULE (ORLANDO)

     ---------------- ------------ ----------- -------------- ---------------

         ***

     ---------------- ------------ ----------- -------------- ---------------

     Bank / RIM       Financial    Financial   Financial
     Controls         Controls     Controls    Controls       Teller Controls

     ---------------- ------------ ----------- -------------- ---------------

         ***

     ---------------- ------------ ----------- -------------- ---------------

                      Deposit      Deposit
     RIM Controls     Controls     Controls    Loan Controls  Loan Controls

     ---------------- ------------ ----------- -------------- ---------------






------------------------------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

DATA MAPPING TRAINING

     OBJECTIVE:               To train SNI on how to complete data mapping for
                              conversion of the bank's data to Phoenix. When the training is complete, SNI will have experience with data mapping and will be able to do the next conversion with limited assistance from Phoenix.

     PREREQUISITES:           Prior experience in mapping and data conversion,
                              as well as a thorough understanding of Rapid SQL and FoxPro. Must have strong banking background.

     ACTION PLAN:             The purpose of this training is to provide SNI
                              with data mapping experience required to convert the bank's data to the Phoenix system. In addition to mapping, these conversion coordinators will be taught how to perform data audits and submit changes to the conversion programmers.

     ATTENDEES:               The following SNI personnel must be available for
                              this training:
                              -    the project manager
                              -    the person responsible for mapping loans
                              -    the person responsible for mapping deposits
                              -    the person responsible for mapping and
                                   balancing the General Ledger

     DURATION:                Approximately  *** weeks during the ***,  then
                              another  *** weeks during the ***.












------------------------------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

CONVERSION PROGRAMMING TRAINING

     OBJECTIVE:               To train SNI on how to write conversion programs
                              and scripts for conversion of the bank's data to Phoenix. When the training is complete, SNI will have experience in conversion programming and testing. They should be able to do the *** conversion with limited assistance from Phoenix.

     PREREQUISITES:           The SNI programmers must have at least *** years
                              of prior programming experience in *** and ***.

     ACTION PLAN:             SNI conversion programmers will write and test
                              conversion code under the supervision of Phoenix conversion programmers. In addition, the programmers will learn how to run the front-end and back-end conversion programs, how to load the converted data into the Phoenix database, and how to manage change control resulting from data audits. They will also be trained on how to write and apply conversion and scripts to be used at live conversion.

     ATTENDEES:               The following SNI personnel must be available for
                              this training:
                              - ***, or preferably ***, SNI programmers

     DURATION:                Approximately *** weeks during the *** to ***,
                              then another *** weeks during the ***; then another *** weeks during the ***. If they send *** people, this may be shortened.






------------------------------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

MOCK CONVERSION TRAINING

     OBJECTIVE:               To train SNI on how to conduct a mock conversion.
                              They should be able to do the *** conversion with support from Phoenix.

     PREREQUISITES:           The SNI conversion team should have previous
                              experience with conversions and must have completed the data mapping (for conversion coordinators) and programming (for conversion programmers) training.

     ACTION PLAN:             Phoenix will conduct a mock conversion in Orlando
                              to simulate a live conversion at the bank. We will test as many externals as possible and will develop a schedule that covers all of the major tasks that must be accomplished at conversion.
                              After the mock conversion is finished in Orlando, the SNI implementation team will travel to the bank and conduct an on-site mock conversion with telephone support from Orlando.

     ATTENDEES:               The entire SNI implementation team should be in
                              Orlando for this training.

     DURATION:                Approximately *** to *** days.

     NOTE: Depending on the results of the mock conversion, it may be necessary for the SNI conversion team to remain in Orlando between the mock and live conversion. This will be true if major problems are identified or if interface testing is not completed during the mock conversion.











------------------------------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

LIVE CONVERSION TRAINING

     OBJECTIVE:               To train SNI on how to conduct a live conversion.
                              They should be able to do the second conversion with support from Phoenix.

     PREREQUISITES:           The SNI conversion team should have previous
                              experience with conversions and must have completed the data mapping (for conversion coordinators) and programming (for conversion programmers) training as well as the mock conversion training.

     ACTION PLAN:             Phoenix will develop a detailed schedule for the
                              live conversion based on the results of the mock conversion. The SNI conversion team will be instructed on any final details that may need to be covered between the mock and the live conversions. An additional simulated conversion can be run in Orlando, if deemed necessary.

                              At live conversion, the SNI implementation team will travel to the bank and conduct the live conversion with telephone support from Orlando.

     ATTENDEES:               If an additional simulated conversion is
                              necessary, the entire SNI implementation team should be in Orlando for this training.

     DURATION:                Approximately *** - *** days.


CONCLUSION:

Our experience has been that personnel must be actively involved in the implementation in order to learn the process. Watching someone map or watching someone code is not "hands on" enough to facilitate the exchange of knowledge. Basically, the people from SNI should plan on sending an implementation team to Orlando beginning with the data mapping and continuing through the live conversion. Of course, this does not have to be uninterrupted time, but should be in segments that are long enough for them to get the work done. We will provide the training and guide them through the process, but it will be much more beneficial if they do the actual mapping, coding and converting while drawing upon our expertise.

The timeline for the actual conversion will be established following the implementation planning meeting and the enhancement review session.



------------------------------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

SOFTWARE INSTALLATION TRAINING


     OBJECTIVE:               To train SNI on how to install hardware and
                              software at bank site.

     PREREQUISITES:           Expert-level knowledge of how to configure and
                              administer Windows NT networks (requires MCSE certification) and Novell Netware 2.x and 4.x networks (requires CNE certification).
                              Expert-level knowledge of Windows 95 and Window NT
                              Workstation. Working knowledge of Sybase DBMS and
                              Gupta SQLBase. Basic knowledge of other critical local and wide area network equipment including routers, bridge, DSU's, hubs and Ethernet switches.

     ACTION PLAN:             Phoenix will provide training to complete:

                              -     Custom configurations Phoenix requires
                                    on database servers at both the
                                    hardware, operating system, and DBMS
                                    layers.

                              -     Customizations that have to be made to
                                    the configurations of all network file
                                    servers.

                              -     Customizations that have to be made to
                                    the configuration of all workstations.

                              -     Scripts and other software processes
                                    that have to be used to finalize
                                    different phases of an installation.

                              -     Many standards and conventions in the
                                    areas of addressing (IP, IPX) and naming
                                    (e.g., domain naming, server resource
                                    identifiers) that absolutely must be
                                    adhered to in order to support remote
                                    dial-in support.

     ATTENDEES:               Maximum of *** SNI Systems/Telecommunications
                              trained professionals.

     DURATION:                *** weeks of tutorial plus on-the-task training.


------------------------------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

TECHNICAL TRAINING

     OBJECTIVE:               To train SNI on systems architecture, computer
                              room operations and level 1 support functions.

     PREREQUISITES:           This team from SNI should be comprised of
                              professionals who have experience in computer room functions and customer support / help desk activities. Background in retail bank operations and client/server systems a plus.



  ------------------------------------- ------------------------------------ ----------------------------------
                ACTIVITY                             DURATION                        MAXIMUM ATTENDEES
  ------------------------------------- ------------------------------------ ----------------------------------
  I  System Architecture                                ***                                  ***
     -     Technical Overview
     -     Client processes and central
         server processes
     -     On-Line and off-line
         functions
     -     Overnight processing
     -   Interfaces

  ------------------------------------- ------------------------------------ ----------------------------------

  ------------------------------------- ------------------------------------ ----------------------------------
  II   1st Level Support Training                       ***                                  ***
  ------------------------------------- ------------------------------------ ----------------------------------

  ------------------------------------- ------------------------------------ ----------------------------------
  III  Managing the system                              ***                                  ***
        (UNIX)
  ------------------------------------- ------------------------------------ ----------------------------------

  ------------------------------------- ------------------------------------ ----------------------------------
  IV   Reporting - Crystal Reports                      ***                                  ***
  ------------------------------------- ------------------------------------ ----------------------------------




------------------------------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                                    Exhibit H
                                Escrow Agreement
                                (to be attached)